PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (1)(2)     U S WEST, INC.
(UNAUDITED)



                         Quarter Ended          Year Ended
In millions, except      December 31,     %     December 31,    %
 per share amounts      1999    1998(3) Change 1999   1998(3) Change
-------------------     ----    ----    ------ ----   ----    ------

OPERATING REVENUES
 Local services        $2,000 $1,829     9.3  $7,746   $7,104    9.0
 Access services          691    670     3.1   2,729    2,660    2.6
 Directory services       455    430     5.8   1,436    1,349    6.4
 Long-distance services   113    189   (40.2)    584      795  (26.5)
 Other services           232    166    39.8     687      518   32.6
                        -----  -----          ------   ------
Total operating rev.    3,491  3,284     6.3  13,182   12,426    6.1
                        -----  -----          ------   ------
OPERATING EXPENSES
 Employee-related       1,266  1,141    11.0   4,733    4,315    9.7
 Other operating          774    765     1.2   2,745    2,842   (3.4)
 Depreciation & amort     604    574     5.2   2,367    2,199    7.6
                        -----  -----          ------   ------
Total operating exp.    2,644  2,480     6.6   9,845    9,356    5.2
                        -----  -----          ------   ------

Operating Income          847    804     5.3   3,337    3,070    8.7

OTHER EXPENSE
Interest expense          217    165    31.5     736      660   11.5
Loss on sale of Global
 Crossing investment      423      -       -     423        -      -
Terminated merger -
 related expenses           -      -       -     282        -      -
Other expense
 (income), net            (16)    10  (260.0)     (6)      87 (106.9)
                        -----  -----          ------   ------
Income before income
 taxes                    223    629   (64.5)  1,902    2,323  (18.1)

Income tax provision       57    232   (75.4)    800      875   (8.6)
                        -----  -----          ------   ------

Net Income             $  166 $  397   (58.2) $1,102   $1,448  (23.9)
                        =====  =====          ======   ======

 Basic earnings per
  share                $ 0.33 $ 0.79   (58.2) $ 2.18    $2.89  (24.6)
                        =====  =====          ======   ======

 Basic average shares
 outstanding            505.7  502.7     0.6   504.4    501.8    0.5
                        =====  =====          ======   ======


 Diluted earnings per
  share                $ 0.32 $ 0.78   (59.0) $ 2.16    $2.86  (24.5)
                        =====  =====          ======   ======

 Diluted average shares
 outstanding            511.7  508.0     0.7   509.3    506.2    0.6
                        =====  =====          ======   ======

<F1>
(1) The separation of U S WEST, Inc. into two independent companies, U S WEST Inc. ("New U S WEST") and MediaOne Group, Inc., (the "Separation") occurred on June 12, 1998. The results for the year ended December 31, 1998 give effect to the Separation as if the business that comprised New U S WEST operated as a separate entity for the entire period presented. Additionally, the results of operations include pro forma adjustments for the assumption of indebtedness and the issuance of shares in connection with the alignment of the directory business with New U S WEST, as if the Separation had been consummated as of the beginning of the year.
<F2>
(2) The results of operations for 1999 and 1998 include pro forma adjustments for the change in accounting principle to recognize revenues and expenses for directory publishing under the "point of publication" method from the "amortization" method as if the change in accounting principle had been adopted as of the beginning of each period presented. Under the "point of publication" method, revenues and expenses are recognized when the directories are delivered whereas under the "amortization" method, revenues and expenses were recognized over the lives of the directories, generally one year.
<F3>
(3) Certain reclassifications have been made to the 1998 amounts to conform with the 1999 presentation.

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